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                                 Item 23 (j)(ii)
                                 ---------------

                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

              We consent to the references to our Firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement (Form N-1A No.2-66073) dated October 30, 2003, of NRM Investment Company of our report dated October 3, 2003, included in the 2003 annual report to shareholders of NRM Investment Company.

                                                /s/ BEARD MILLER COMPANY LLP








Reading, Pennsylvania
October 30, 2003